SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) August 8, 1997

Commission   Registrant, State of Incorporation,   I.R.S.  Employer
File Number  Address and Telephone Number          Identification No.
----------   -----------------------------------   ------------------
1-11299      ENTERGY CORPORATION                   72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

                   Item 5.   Other Information

                            Entergy Corporation

     Reference is made to Entergy Corporation's Annual Report on

Form 10-K for the year ended December 31, 1996, for information regarding a petition filed by Catalyst Technologies, Inc. ("CTI")

against Electec, Inc., now named Entergy Enterprises, Inc.

("Entergy Enterprises").

       On August 8, 1997, a jury sitting in the Civil District

Court for the Parish of Orleans, Louisiana returned a verdict against Entergy Enterprises in the amount of $346 million.  CTI alleged that Entergy Enterprises had agreed to transfer computer software to CTI but breached its obligation to do so.  The

verdict represents CTI's claim of lost profits for a product that was never sold or marketed.  Entergy Enterprises contended that it was not obligated to transfer the technology and that the claim for lost profits is totally speculative.  Entergy

Enterprises does not believe that the jury verdict is supported by the law and facts of the case, and will vigorously pursue its right to overturn the verdict.  Entergy Enterprises will file a motion for  judgment notwithstanding the verdict and will pursue other post trial remedies within the time allowed.

      Entergy Enterprises is a non-utility subsidiary of Entergy

Corporation ("Entergy").  Entergy's net investment in Entergy

Enterprises is $ 91 million.  Entergy  believes that the verdict will be overturned on appeal or that the judgment will be

significantly reduced and, therefore, believes that the ultimate outcome of this case will not have a material  adverse effect on

Entergy or any of its other domestic or international

subsidiaries.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ENTERGY CORPORATION



                              By:  /s/Louis E. Buck, Jr
                                  ----------------------
                                      Louis E. Buck, Jr.





Dated:  August 11, 1997